Exhibit 99.1

MediaMind Technologies to Report 2011 First Quarter Results

New York, April 25, 2011 – MediaMind Technologies Inc. (NASDAQ: MDMD), the leading independent provider of integrated digital advertising solutions, announced today that it will host a teleconference to discuss the Company’s 2011 first quarter financial results. The conference call is scheduled for Thursday, May 12, 2011 at 4:30 p.m. Eastern Time.  MediaMind will release its 2011 first quarter results that day immediately after the market close.

To access the teleconference, please dial 877-269-7756 (U.S.) or 201-689-7817 (international) approximately 10 minutes prior to the start of the call.  The teleconference will also be available via live webcast on the investor relations portion of MediaMind’s website, http://ir.mediamind.com.

If you are unable to listen to the live teleconference, a replay will be available through May 14, 2011, and can be accessed by dialing 877-660-6853 (U.S.) or 201-612-7415 (international).  Callers will be prompted for replay account number 379# followed by conference ID number 370712#. An archived version of the webcast will also be available under the investor relations section of MediaMind’s website at http://ir.mediamind.com.

About MediaMind
MediaMind is a leading global provider of digital advertising campaign management solutions to advertising agencies and advertisers. MediaMind provides media and creative agencies, advertisers and publishers with an integrated platform to manage campaigns across digital media channels and a variety of formats, including rich media, in-stream video, display and search. Headquartered in New York, MediaMind delivered during 2010 campaigns for approximately 9,000 brand advertisers, servicing approximately 3,800 media agencies and creative agencies across approximately 8,200 global web publishers in 64 countries throughout North America, South America, Europe, Asia Pacific, Africa and the Middle East. For more information on MediaMind, visit http://www.mediamind.com.

Investor Contact:
Jonathan Schaffer
The Blueshirt Group
T: (212) 871-3953
ir@mediamind.com